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                                                                   EXHIBIT 10.29






                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT


                                     BETWEEN


                              HELEN OF TROY LIMITED


                                       AND


                                 GERALD J. RUBIN





                               DATED MARCH 1, 1999



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Section 1.        EMPLOYMENT.....................................................................................1

         1.1      Employment.....................................................................................1

         1.2      Duties.........................................................................................1

         1.3      Term...........................................................................................2

Section 2.        COMPENSATION...................................................................................2

         2.1      Basic Compensation.............................................................................2

         2.2      Incentive Compensation.........................................................................2

         2.3      Reimbursement of Expenses......................................................................2

         2.4      Vacation and Sick Leave........................................................................3

         2.5      Election With Respect to Compensation..........................................................3

         2.6      Automobile.....................................................................................4

         2.7      Stock Options..................................................................................4

         2.8      Other Perquisites..............................................................................4

         2.9      Medical Care Reimbursement.....................................................................4

         2.10     Life Insurance.................................................................................4

         2.11     Disability Insurance...........................................................................5

         2.12     Other Benefits.................................................................................5

Section 3.        TERMINATION....................................................................................5

         3.1      Termination....................................................................................5

         3.2      Change in Control..............................................................................9

Section 4.        PAYMENTS TO EXECUTIVE UPON TERMINATION........................................................11

         4.1      Payments Upon Termination.....................................................................11

         4.2      Certain Additional Payments by the Company....................................................15

         4.3      No Mitigation; No Offset......................................................................16

         4.4      Nature of Payments............................................................................16

Section 5.        CONFIDENTIALITY...............................................................................16

         5.1      Confidentiality and Disclosure................................................................16

         5.2      Acknowledgement of Confidential Information...................................................16

Section 6.        SOURCE OF PAYMENTS............................................................................17

Section 7.        DECISIONS BY COMPANY..........................................................................17

Section 8.        CONSOLIDATION, MERGER, SALE OF ASSETS.........................................................17

Section 9.        NON-COMPETITION...............................................................................17

Section 10.       COUNSEL FEES, INDEMNIFICATION AND INSURANCE...................................................18

         10.1     Counsel Fees and Expenses.....................................................................18

         10.2     Indemnification...............................................................................18

         10.3     Insurance.....................................................................................19

         10.4     Consistency with Charter Documents............................................................19
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

Section 11.       GENERAL.......................................................................................19

         11.1     Effect of Prior Agreements....................................................................19

         11.2     Nonassignability..............................................................................19

         11.3     No Attachment.................................................................................19

         11.4     Binding Agreement.............................................................................19

         11.5     Amendment of Agreement........................................................................19

         11.6     Waiver........................................................................................19

         11.7     Severability..................................................................................20

         11.8     Headings......................................................................................20

         11.9     Governing Law.................................................................................20

         11.10    No Right of Set Off...........................................................................20

         11.11    Counterparts..................................................................................20

         11.12    Survivorship..................................................................................20

         11.13    Withholding...................................................................................20

         11.14    Notices.......................................................................................20
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                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                              HELEN OF TROY LIMITED
                                       AND
                                 GERALD J. RUBIN

         This Amended and Restated Employment Agreement is entered into this 1st day of March, 1999 by and between Helen of Troy Limited, a Bermuda company (the
"Company"), and Gerald J. Rubin ("Executive").

         Whereas, Executive presently serves as a Director and as Chairman of the Board and Chief Executive Officer of the Company; and

         Whereas, the Company and Executive previously entered into an employment agreement dated as of March 1, 1995 (the "Prior Agreement"); and

         Whereas, the Company and Executive desire to amend and restate the Prior Agreement as hereinafter provided; and

         Whereas, the Company wishes to assure itself of the services of Executive for the period provided in this Agreement, and Executive is willing to serve in the employ of the Company for such period, upon the terms and conditions hereinafter provided.

         Now, therefore, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

                             SECTION 1. EMPLOYMENT

         1.1 EMPLOYMENT. The Company shall employ Executive, and Executive shall serve, as the Chairman of the Board and Chief Executive Officer of the Company during the term of employment set forth in Section 1.3 of this Agreement. The
Company shall use its best efforts to cause Executive to be included among management's nominees for election to its Board of Directors and to have him elected by its Board of Directors as the Chairman of the Board and Chief
Executive Officer of the Company.

         1.2 DUTIES. Executive shall during the term of his employment hereunder, subject to the control of the Board of Directors of the Company, have the executive powers of the Chief Executive Officer and shall chair the meetings of the Board of Directors and exercise active management and supervision over the business and affairs of the Company and its several officers and shall perform such executive and/or administrative duties consistent with the office of Chairman of the Board and Chief Executive Officer as from time to time may be assigned to him by the Board of Directors. His powers and authority shall be superior to those of any other officer or employee of the Company.

         During the period of his employment hereunder and except for illness, reasonable vacation periods and reasonable leaves of absence, Executive shall devote such of his business time, attention, skill and efforts as is necessary to the faithful performance of his duties hereunder; provided, however, Executive may continue to pursue his personal investments and serve as General
Partner of River Oaks Properties, Limited and serve as a general partner, officer or director of any other personally or family owned or controlled partnerships or corporations.

         All duties of Executive under this Agreement shall be performable in El
Paso, Texas, subject however to reasonable travel requirements in connection therewith, not in excess of the business travel heretofore customarily required of Executive in his capacity as Chief Executive Officer of the Company.

         1.3 TERM. The term of this Agreement shall commence on March 1, 1999 and shall continue for a period of five (5) years. On a daily basis, the term of this Agreement shall be automatically extended by one additional day unless
Executive's employment hereunder shall have terminated pursuant to Section 3.




                            SECTION 2. COMPENSATION

         2.1 BASIC COMPENSATION.

         The Company shall pay to Executive $600,000 as basic compensation for the Company's fiscal year commencing March 1, 1999. For all future fiscal years during the term of this Agreement as provided by Section 1.3, Executive's basic compensation shall be as set by the Board of Directors of the Company (the "Board") on the recommendation of the Stock Option and Compensation Committee of the Company (or such other committee as may be appointed by such Board of Directors from time to time) (the "Committee"), but in no event to be less than $600,000. Executive's basic compensation shall be payable in accordance with the Company's customary payroll practices but in no event less often than monthly. The basic compensation determined in accordance with this Section 2.1 is hereinafter referred to as the "Basic Compensation."

         2.2 INCENTIVE COMPENSATION. The Company shall pay to Executive, in addition to his Basic Compensation, (i) incentive compensation subject to and in accordance with the Helen of Troy 1997 Cash Bonus Performance Plan and (ii) such other bonus and incentive compensation as the Board, in its sole discretion, shall from time to time determine.

         2.3 REIMBURSEMENT OF EXPENSES. The Company shall pay or reimburse Executive for all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement, including travel expenses incurred by his spouse if she travels with him while he performs his obligations under this Agreement. The Company further agrees to furnish Executive with such other assistance and accommodations as shall be suitable to the character of Executive's position with the Company and adequate for the performance of his duties hereunder, including paying or reimbursing Executive for expenses incurred for conducting business at his personal residence.

         The Company shall also reimburse Executive for any taxes (including federal and state income taxes) incurred by Executive with respect to payments made to him or on his behalf pursuant to this Section 2.3 or pursuant to Section 2.6, 2.7, 2.9, 2.10, 2.11, 10.1 or 10.2 in an amount that puts Executive in the same after-tax position as he would be in if he did not incur any taxes on such payments.

         2.4 VACATION AND SICK LEAVE. Executive shall be entitled to reasonable periods of vacation with pay in each year and reasonable periods of sick leave with pay commensurate with his position.

         2.5 ELECTION WITH RESPECT TO COMPENSATION. By written notice to the Board or to the Committee given by Executive prior to the last day of any calendar year during the term hereof, Executive may, with respect to the calendar year or years during the term hereof next succeeding the calendar year in which such notice is given, elect thereby to defer payment to him of such portion of his Basic Compensation for such succeeding year or years as may be designated by Executive. Similarly, by written notice to the Board of Directors or to the Committee given by Executive prior to the last day of any fiscal year during the term hereof, Executive may, with respect to the fiscal year or years during the term hereof next succeeding the fiscal year in which such notice is given, elect thereby to defer payment to him of such portion of his incentive compensation for such succeeding fiscal year or years as may be designated by Executive which compensation has not at the date of giving such notice been fully earned by, or allocated to, Executive. Any amounts so deferred by Executive shall bear interest thereon (compounded annually at the end of each calendar year) from the date on which the deferred compensation is finally determined until paid at the published prime rate charged by Chase Bank of Texas, National Association, El Paso, Texas (determined with respect to each calendar year on the first business day of such Bank during such calendar year) and shall be credited to a separate bookkeeping account established and maintained on behalf of Executive by the Company hereinafter called the "Deferred Compensation Account". Executive's Deferred Compensation Account shall reflect his deferred compensation hereunder and the interest, earnings and losses attributable thereto. Notwithstanding the preceding, Executive may select one or more publicly traded mutual funds for the deemed investment of all or any portion (in ten percent increments) of his Deferred Compensation Account. Such selection, or any change thereof, shall be made by written notice to the Committee, with a copy to the chief financial officer of the Company, and shall be effective as of the first day of the next succeeding month. Any investment selection timely and properly made by Executive shall remain in effect until changed by Executive. Executive's Deferred Compensation Account balance shall be paid to Executive or, in the event of his death, to his designated beneficiary, or if there is no such









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designation, to Executive's wife, if she is then living, or if not, to his estate, in substantially equal monthly installments for a period of ten years. Notwithstanding the foregoing, Executive may elect, by written notice to the Committee, with a copy to the chief financial officer of the Company, at any time that is at least one year before his employment termination date, to have his Deferred Compensation Account balance paid in the form of substantially equal monthly installments over a specified period of less than ten years. Said payments shall commence on the first day of the month next succeeding the termination of Executive's full-time employment with the Company for any reason whatsoever. Executive's right to his Deferred Compensation Account balance shall be nonforfeitable and termination of his employment with the Company for any reason whatsoever (including for Cause pursuant to Section 3.1(c)) or Executive's failure to comply with the provisions of Section 5 shall not reduce his Deferred Compensation Account balance (as subsequently adjusted for interest, earnings and losses attributable thereto) or alter the method and the time for payment thereof or the persons to whom same shall be paid.

         By written notice to Executive prior to the last day of any calendar year during the term hereof, Company may, with respect to the calendar year during the term hereof in which such notice is given, elect to defer payment to Executive of such portion of his Basic Compensation or incentive compensation as would, were it paid to Executive during the calendar year in which such notice is given, cause the total compensation paid to Executive during the calendar year to exceed the limits on compensation to Executive deductible by the Company under Internal Revenue Code Section 162(m). Any such deferred payment shall be made before the end of the fiscal year of the Company which includes the end of the calendar year in which such notice was given by Company. Any amount so deferred by Company shall bear interest from the date when it would otherwise have been payable until paid at the published prime rate charged by Chase Bank of Texas, National Association, El Paso, Texas, on the date such amount would otherwise have been payable. Executive's right to the amounts so deferred shall be nonforfeitable as provided above in this Section with respect to his Deferred Compensation Account.

         2.6 AUTOMOBILE. In order to enable Executive to perform his duties hereunder, the Company shall furnish Executive with an automobile for use in the performance of such duties as shall be suitable to the character of Executive's position with the Company and adequate for the performance of such duties. The Company shall pay all of the expenses of operating, maintaining and insuring such automobile. If so desired by Executive, the Company shall also provide Executive with a driver at Company cost.

         2.7 STOCK OPTIONS. Commencing on May 31, 1999 and on each August 31, November 30, February 28 (or, in the event of a leap year, February 29) and May 31 (if any such dates is not a date that the securities markets are open for trading in the United States, then such dates shall be the immediately preceding date which is a date the markets are open for trading) thereafter during the term of this Agreement, Executive shall be granted under and in accordance with the terms of the applicable Securities Plans (as defined below) stock option(s) to purchase an additional 250,000 shares of the common stock of the Company, which stock option(s) shall be immediately and fully exercisable for securities which are freely transferable. The number of shares of the common stock of the Company granted to the Executive pursuant to the preceding sentence shall be adjusted to reflect any change in capitalization of the Company pursuant to and in accordance with the terms of the applicable Securities Plans. In the event there are not a sufficient number of shares under the Securities Plans to cause the grant of stock options pursuant to this Section 2.7, the Company shall use its reasonable efforts to cause the Company's shareholders to approve additional shares of Common Stock to be subject to such Securities Plans to enable such grants. In the event the Company's shareholders do not approve additional shares to be issued under such Securities Plans, the Company shall not be obligated to Executive to grant such options under this Section 2.7. As used herein, the term "Securities Plans" shall mean any plan or arrangement to receive securities of the Company (including, without limitation, the Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan and the Helen of Troy Limited 1998 Employee Stock Purchase Plan and any other plan or arrangement to receive and exercise stock options, stock appreciation rights or securities awards) in which Executive is participating at the time of a Change in Control, or any other plan or arrangement providing him with substantially similar benefits.

         2.8 OTHER PERQUISITES. During the term of this Agreement, Executive shall be entitled to payment of or reimbursement from the Company for expenses incurred by Executive in connection with routine legal assistance, financial planning and tax return preparation assistance not in excess of $10,000 on an annual basis. Reimbursement of Executive for such expenses will be made upon presentation of expense vouchers that are in sufficient detail to identify the nature of the expense, the amount of the expense, the date the expense was incurred and to whom payment was made to incur the expense.





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         2.9 MEDICAL CARE REIMBURSEMENT. The Company shall provide Executive with full reimbursement of any expenses incurred by Executive that are not reimbursed by insurance or otherwise for "medical care" (as such term is defined in Section 213 of the Internal Revenue Code) for Executive, his wife and his children who have not attained age 23. Reimbursement of Executive for such expenses will be made upon presentation of expense vouchers that are in sufficient detail to identify the nature of the expense, the amount of the expense, the date the expense was incurred and to whom payment was made to incur the expense.

         2.10 LIFE INSURANCE. In addition to any other insurance which may now or hereafter be provided by Company on the life of Executive under any group contract or otherwise, the Company shall provide and pay premiums for an insurance policy or policies (hereinafter for convenience called the "Policy") on the life of Executive in an amount such that the total life insurance coverage on the life of Executive will equal Five Million Dollars ($5,000,000) in face value at all times during the term of this Agreement The Policy shall be owned by Executive, or by a member of Executive's immediate family, or by a fiduciary holding the Policy for the benefit of a member of Executive's immediate family. The Company has been paying and shall be obligated to pay the full annual premiums thereon, and the Company shall be entitled to all dividends, if any, which may be paid under the Policy. The Company shall not be permitted to borrow against the cash value of the Policy or otherwise diminish the amount payable pursuant to the Policy below the amount of coverage provided for herein. To the extent of the coverage provided thereby, the Company may discharge its obligations hereunder by its performance under the Split Dollar Insurance Agreement approved by the Board of Directors of Helen of Troy Corporation on August 3, 1988.

         2.11 DISABILITY INSURANCE. During the term of this Agreement, the Company shall maintain at least the same insurance coverage for disability benefits for Executive currently maintained by the Company on the date of this Agreement. The failure on the part of the Company or its subsidiaries to maintain such insurance shall be a material breach of this Agreement. During any period of Disability (as defined in Section 3.1(b)) while his employment continues with Company, disability benefits provided by insurance, although payable to Executive, shall be endorsed over to the Company so long as Executive continues to receive his full Basic Compensation, incentive compensation and other benefits under this Section 2.

         2.12 OTHER BENEFITS. Executive shall be entitled to participate in any other group hospitalization, health, dental care or sick-leave plan, life or other insurance or death benefit plan, travel or accident insurance, auto allowance or auto lease plan, or executive contingent compensation plan, including, without limitation, stock option plan, retirement, income or pension plans, or other present or future group employee benefit plans, programs or arrangements of the Company for which executives are or shall become eligible, and Executive shall be eligible to receive during the term of this Agreement all benefits and emoluments for which executives are eligible under every such plan, program or arrangement to the extent permissible under the general terms and provisions of such plans, programs or arrangements and in accordance with the provisions thereof.

                             SECTION 3. TERMINATION

         3.1 TERMINATION.

              (a) Death. Executive's employment hereunder shall terminate upon his death.

              (b) Disability. In the event Executive incurs a Disability for a continuous period exceeding 24 calendar months, the Company may, at its election and provided that all disability insurance required by Section 2.11 is then in force, terminate Executive's employment by giving Executive a Notice of Termination (as defined in Section 3.1(f)) with 20 days advance notice of the date of termination. If the disability insurance required by Section 2.11 is then in force, then the term "Disability" as used in this Agreement shall have the meaning given that term by such disability insurance; otherwise, the term "Disability" shall mean the complete inability of Executive to perform his duties under this Agreement, as a result of a physical or mental illness or personal injury he has incurred, as determined by an independent physician selected with the approval of the Company and Executive.

              (c) Cause. The Company may discharge Executive for Cause by giving Executive a Notice of Termination (as defined in Section 3.1(f)). "Cause" shall mean:





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

                  (i) Executive's final conviction by a court of competent jurisdiction for fraud, misappropriation or embezzlement; or

                  (ii) Executive's material breach of this Agreement or serious, willful gross misconduct or willful gross neglect of duties (other than any such neglect resulting from Executive's incapacity due to physical or mental illness or Disability or any such neglect after the issuance of a notice of termination by Executive for Good Reason) which, in any case, has resulted, or in all probability is likely to result, in material economic damage to the Company; provided that no action or failure to act by Executive will constitute "Cause" under this clause (ii) if Executive believed in good faith that such action or failure to act was in the best interest of the Company.

         Any termination of Executive's employment by the Company for Cause shall be authorized by a vote of at least a majority of the non-employee members of the Board within 12 months of a majority of such non-employee members of the Board having actual knowledge of the event or circumstances providing a basis for such termination. Except where Cause is the final conviction of Executive, Executive shall be given written notice by the Board specifying in detail the particular act or failure to act on which the Board is relying in proposing to terminate him for Cause and offering Executive an opportunity, on a date at least 14 days after receipt of such notice, to have a hearing, with counsel, before a majority of the non-employee members of the Board, including each of the members of the Board who authorized the termination for Cause. Executive shall not be terminated for Cause if, within 30 days after the date of Executive's hearing before the Board (or if Executive waives a hearing, within 30 days after receiving notice of the proposed termination), he has corrected the particular act or failure to act specified in the notice and by so correcting such act or failure to act he has reduced the economic damage his act or failure to act allegedly caused the Company to a level which is no longer material or has eliminated the probability that such act or failure to act is likely to result in material economic damage to the Company. No termination for Cause shall take effect until the expiration of the correction period described in the preceding sentence and the determination by a majority of the non-employee members of the Board that Executive has failed to correct the act or failure to act in accordance with the terms of the preceding sentence.

              (d) Good Reason. Executive may terminate his employment at any time during the term of this Agreement for Good Reason by giving written notice as provided below in this subsection (d) which shall set forth in reasonable detail the facts and circumstances constituting Good Reason. "Good Reason" shall mean any of the following:

                  (i) without the consent of Executive, if Executive fails to be elected or reelected or is removed as a Director of the Company, or if at any time during the term of employment Executive shall fail to be vested by the Company with the powers and authority of the Chairman of the Board and Chief Executive Officer of the Company, or if the provision of the by-laws of the Company describing the relative duties and responsibilities of the Chairman of the Board and Chief Executive Officer, as in effect on the date of this Agreement, are changed in any material respect without Executive's consent;

                  (ii) significant change by the Company in Executive's functions, duties or responsibilities which change would cause Executive's position with the Company to become of less dignity, responsibility, importance or scope from the position and attributes thereof described in Sections 1.1 and
1.2 above, and any such significant change shall be deemed a continuing breach of this Agreement;

                  (iii) other material breach of this Agreement by the Company;

                  (iv) removal or relocation of the Company's or Executive's principal office from El Paso, Texas without Executive's consent;

                  (v) either (1) the failure by the Company to continue in effect any material incentive or other compensation or benefit plan, program or arrangement in which Executive was participating on the date of this Agreement, or any other plan, program or arrangement providing Executive with benefits that are no less favorable or (2) the taking of any action by the Company that would adversely affect Executive's participation in, or materially reduce his benefits under, any such plan, program or arrangement or deprive Executive of any material fringe benefit or perquisite of office enjoyed by Executive on the date of this Agreement, unless in the case of either







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


subclause (1) or (2) above, there is substituted a comparable plan, program or arrangement that is substantially economically equivalent, in terms of the benefit offered to Executive, to the plan, program or arrangement being altered, reduced, affected or ended;

                  (vi) the occurrence of a Change in Control provided Executive gives written notice as provided below in this subsection (d) within six months of the consummation of the Change in Control of his election to terminate his employment for Good Reason; and

                  (vii) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

         For purposes of this subsection (d), an isolated, immaterial and inadvertent action not taken in bad faith by the Company in violation of clause
(v) above that is remedied by the Company promptly after receipt of notice thereof given by Executive shall not be considered Good Reason for Executive's termination of employment with the Company. In the event Executive terminates his employment for Good Reason, then notwithstanding that Executive may also retire for purposes of the Benefit Plans, Incentive Plans or Securities Plans, Executive shall be deemed to have terminated his employment for Good Reason for purposes of this Agreement. As used herein, the term "Benefit Plans" shall mean any benefit plan or arrangement (including, without limitation, the Helen of Troy Corporation 401(k) Profit Sharing Plan and any life insurance, medical, dental, accident and disability plans) in which Executive is participating at the time of a Change in Control, or any other plan or arrangement providing Executive with benefits that are no less favorable. As used herein, the term "Incentive Plans" shall mean any incentive plan or arrangement (including, without limitation, the Helen of Troy 1997 Cash Bonus Performance Plan, the Company's other bonus and contingent bonus arrangements, and credits and the right to receive performance awards and similar long and short-term incentive compensation benefits) in which Executive is participating at the time of a Change in Control, or any other plans or arrangements providing him with substantially similar benefits.

         Upon the occurrence of any Good Reason, Executive shall have the right to elect to terminate his employment under this Agreement upon not less than 60 days' prior written notice given to the Board within a reasonable period of time not to exceed, except in case of a continuing breach, six calendar months after the event giving rise to said right to elect or, with respect to Good Reason due to the occurrence of a Change in Control pursuant to clause (vi) of the definition of "Good Reason" above, six calendar months after the consummation of the Change in Control. The failure of Executive to resign from the Company's employ for Good Reason shall not affect his entitlement to resign from the Company's employ for Good Reason as to any other such event of Good Reason.

              (e) Voluntary Termination. Upon 30 days' prior written notice to the Company, Executive may voluntarily terminate his employment with the Company. Such voluntary termination shall not be deemed a breach of this Agreement by Executive.

              (f) Notice of Termination. Any termination by the Company pursuant to Section 3.1(b) or (c) above shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. The date of termination specified in the Notice of Termination shall not be earlier that the date such Notice is delivered or mailed to Executive.

         3.2 CHANGE IN CONTROL. "Change in Control" shall mean:

              (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any




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acquisition by Executive, by any group of persons consisting of relatives within the second degree of consanguinity or affinity of Executive or by any affiliate of Executive or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in subclauses (i), (ii) and
(iii) of clause (c) of this sentence are satisfied; or

              (b) if individuals who, as of March 1, 1999, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

              (c) approval by the stockholders of the Company of a reorganization, merger or consolidation, unless following such reorganization, merger or consolidation (i) more than 60% of, respectively, the then-outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (for purposes of determining whether such percentage test is satisfied, there shall be excluded from the number of shares and voting securities of the resulting corporation owned by the Company's stockholders, but not from the total number of outstanding shares and voting securities of the resulting corporation, any shares or voting securities received by any such stockholder in respect of any consideration other than shares or voting securities of the Company); (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, any qualified employee benefit plan of such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

              (d) (i) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (ii) the first to occur of (A) the sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (B) the approval by the stockholders of the Company of any such sale or disposition, other than, in each case, any such sale or disposition to a corporation, with respect to which immediately thereafter, (1) more than 60% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be (for purposes of determining whether such percentage test is satisfied, there shall be excluded from the number of shares and voting securities of the transferee corporation owned by the Company's stock holders, but not from the total number of outstanding shares and voting securities of the transferee corporation, any shares or voting securities received by any such stockholder in respect of any consideration other than shares or voting securities of the Company), (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company, any qualified employee benefit plan of such transferee corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of such transferee corporation and the combined voting power of the then-outstanding voting securities of such transferee corporation entitled to vote generally in the election of directors and (3) at least a majority of the member of the board of directors of such transferee corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the board providing for such sale or other disposition of assets of the Company.

                     SECTION 4. PAYMENTS TO EXECUTIVE UPON
                                   TERMINATION

         4.1 PAYMENTS UPON TERMINATION.

              (a) Death. If Executive's employment shall be terminated by reason of death:

                  (i) The Company shall pay Executive's estate the portion of the Basic Compensation which would have been payable to Executive through the end of the month in which his death occurred; plus, the incentive compensation and bonuses otherwise payable pursuant to Section 2.2 for the fiscal year of Executive's death, prorated on the basis of the number of days during such fiscal year during which Executive was employed under this Agreement; plus, any other amounts earned, accrued or owing as of the date of death of Executive but not yet paid to Executive under Section 2, with all such amounts to be paid as soon as reasonably practicable but in no event later than six months after the close of the fiscal year of Executive's death.

                  (ii) The Company shall continue to provide the medical benefits described in Section 2.9 above to Executive's wife for life and to his children until their attainment of age 23.

                  (iii) All options granted to Executive prior to the date of death of Executive shall become immediately fully vested and exercisable for securities that are freely transferable.

                  (iv) All restrictions on restricted stock awarded to Executive shall be removed and the rights to such stock shall immediately vest.

              (b) Disability. If Executive's employment is terminated by the Company by reason of Disability:

                  (i) The Company shall pay Executive the portion of the Basic Compensation which would have been payable to Executive through the end of the month in which his employment terminated; plus, the incentive compensation and bonuses otherwise payable pursuant to Section 2.2 for the fiscal year of Executive's termination of employment, prorated on the basis of the number of days during such fiscal year during which Executive was employed under this Agreement; plus, any other amounts earned, accrued or owing as of the date of termination but not yet paid to Executive under Section 2, with all such amounts to be paid as soon as reasonably practicable but in no event later than six months after the close of the fiscal year of Executive's termination of employment.

                  (ii) The Company shall continue to provide the medical benefits described in Section 2.9 above to Executive and Executive's wife for life and to Executive's children until their attainment of age 23.

                  (iii) All options granted to Executive prior to the date of termination shall become immediately fully vested and exercisable for securities that are freely transferable.

                  (iv) All restrictions on restricted stock awarded to Executive shall be removed and the rights to such stock shall immediately vest.

                  (v) The Company shall continue to pay the premiums on the Policy during the life of Executive.

                  (vi) The Executive shall be entitled to continued participation in all employee benefit plans, programs or arrangements available to Company executives in which Executive was participating on the date of Executive's termination of employment until the end of the fiscal year in which his termination of employment occurs provided that (A) if Executive is precluded from continuing his participation in any employee benefit plan, program or arrangement as provided in this clause (vi), he shall be provided with the after-tax economic equivalent of the benefits provided under the plan, program or arrangement in which he is unable to participate for the period specified in this clause (vi), and (B) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that would be incurred by Executive in obtaining such benefit himself on an individual basis.

         (c) Cause. If Executive's employment shall be terminated for Cause:

                  (i) The Company shall pay Executive his Basic Compensation and all amounts earned, accrued or owing but not yet paid to Executive under Section 2 through the date of termination specified in the Notice of Termination.

                  (ii) The owner of the Policy shall have the right to continue the Policy by the payment of any future premiums.

                  (iii) Except as otherwise provided in this subsection (c), the Company shall have no further obligations to Executive under this Agreement except for Section 2.5.

         (d) Good Reason or Other Than Cause. If Executive's employment is terminated (i) by the Company other than as a result of death, Disability or Cause as specified in Section 3.1(a), (b) or (c) above, or (ii) by Executive for Good Reason pursuant to Section 3.1(d) above, Executive shall be entitled to the following:

                  (i) Payments, each in an amount equal to the monthly rate of Basic Compensation then being paid to Executive under this Agreement, which shall commence on the date of termination and shall continue until the date this Agreement would have expired but for said occurrence (without regard to the second sentence of Section 1.3); except if Executive's termination of employment is for Good Reason due to the occurrence of a Change in Control pursuant to clause (vi) of the definition of "Good Reason" in Section 3.1(d) above, such payments shall be paid in a single lump sum payment on the date Executive elects to terminate his employment;

                  (ii) Payments, payable annually after the close of each fiscal year of the Company, each in an amount equal to the amount of incentive compensation and bonuses that would otherwise have been payable to Executive under Section 2.2 if Executive had continued in the employ of the Company for the same period as that determined for the payments made under clause (i) above and payable at the same time and in the same manner as the incentive compensation and bonuses would have been paid to Executive under Section 2.2 if Executive had continued in the employ of the Company; provided, however, the incentive compensation and bonuses payable with respect to any fiscal year shall not be less than the highest annual incentive compensation and bonus award made to Executive with respect to the Company's most recent three fiscal years ending prior to the date of termination; except if Executive's termination of employment is for Good Reason due to the occurrence of a Change in Control pursuant to clause (vi) of the definition of "Good Reason" in Section 3.1(d) above, then, in lieu of payments payable annually, the present value of such payments shall be paid in a single lump sum payment on the date Executive elects to terminate his employment. For purposes of calculating the single lump sum payment described in the preceding sentence, Executive's incentive compensation and bonuses payable with respect to each fiscal year shall be the highest annual incentive compensation and bonus award made to Executive with respect to the Company's most recent three fiscal years ending prior to the date of termination, and present value shall be calculated using the applicable federal rate (as defined pursuant to Section 1274(d) of the Internal Revenue Code) for the date of Executive's termination of employment;

                  (iii) All amounts earned, accrued or owing but not yet paid to Executive under Section 2 to the date of termination, except to the extent that any such amounts are included in the payments to be made to Executive pursuant to clauses (i) and (ii) above;

                  (iv) Continuation of the medical benefits described in Section
2.9 above to Executive and his wife for life and to Executive's children until their attainment of age 23;

                  (v) Payment by the Company of the premiums on the Policy during the life of Executive;

                  (vi) Continued participation in all employee benefit plans, programs or arrangements available to Company executives in which Executive was participating on the date of termination until the earlier of:

                       (A) the date this Agreement would have expired but for the occurrence of the date of termination, or

                       (B) the date, or dates, he receives equivalent coverage and benefits under the plans, programs and arrangements of a subsequent employer (such coverages and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis); provided that (1) if Executive is precluded from continuing his participation in any employee benefit plan, program or arrangement as provided in this clause(vi), he shall be provided with the after-tax economic equivalent of the benefits provided under the plan, program or arrangement in which he is unable to participate for the period specified in this clause(vi), and (2) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that would be incurred by Executive in obtaining such benefit himself on an individual basis;

                  (vii) All options granted to Executive shall be immediately and fully vested and exercisable for securities that are freely transferable and thereafter the Company shall have no further obligations to grant options to Executive under Section 2.7;

                  (viii) Removal of all restrictions on restricted stock awarded to Executive and immediate vesting of the rights to such stock.

         (e) Voluntary Termination. In the event Executive voluntarily terminates his employment pursuant to Section 3.1(e):

                  (i) The Company shall pay him all amounts earned, accrued, or owing to the date of termination but not yet paid to Executive under Section 2.

                  (ii) The Company shall continue to provide the medical benefits described in Section 2.9 above to Executive and his wife for life and to Executive's children until their attainment of age 23.

                  (iii) The owner of the Policy shall have the right to continue the Policy by the payment of any future premiums.

         4.2 CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

              (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4.2) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

              (b) All determinations required to be made under this Section 4.2, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's independent auditors (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within 15 business days after the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. The determination of tax liability made by the Accounting Firm shall be subject to review by Executive's tax advisor, and, if Executive's tax advisor does not agree with the determination reached by the Accounting Firm, then the Accounting Firm and Executive's tax advisor shall jointly designate a nationally recognized public accounting firm which shall make the designation. All fees and expenses of the accountants and tax advisors retained by both Executive and the Company shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 4.2, shall be paid by the Company to Executive within five days after the receipt of the determination. Any determination by such jointly designated public accounting firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Internal Revenue Code at the time of the initial determination hereunder, it is possible that Gross-Up Payments will not have been made by the Company that should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that Executive hereafter is required to make a payment of any Excise Tax, any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. Upon notice by Executive of any audit or other proceeding that may result in a liability to the Company hereunder, Executive shall promptly notify the Company of such audit or other proceeding; and the Company may, at its option, but solely with respect to the item or items that relate to such potential liability, choose to assume the defense of such audit or other proceeding at its own cost, provided that (i) Executive shall cooperate with the Company in such defense and (ii) the Company will not settle such audit or other proceeding without the consent of Executive (such consent not to be unreasonably withheld). The highest effective marginal tax rate (determined by taking into account any reduction in itemized deductions and/or exemptions attributable to the inclusion of the additional amounts payable under this Section 4.2 in Executive's adjusted gross taxable income) based upon the state and locality where Executive is resident at the time of payment of such amounts will be used for purposes of determining the federal and state income and other taxes with respect thereto.

         4.3 NO MITIGATION; NO OFFSET. In the event of any termination of employment under Section 3 of this Agreement, Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment or self-employment that he may obtain.

         4.4 NATURE OF PAYMENTS. Any amounts due under Section 4 of this Agreement are in the nature of severance payments, liquidated damages, or both, and shall fully compensate Executive, his dependents and beneficiaries and the estate of Executive for any and all direct damages and consequential damages that they may suffer as a result of the termination of Executive's employment, or both, and are not in the nature of a penalty.

                           SECTION 5. CONFIDENTIALITY

         5.1 CONFIDENTIALITY AND DISCLOSURE. Both during the term of this Agreement and thereafter, and without regard to when or for what reason, if any, Executive's employment shall terminate:

              (a) Executive agrees to regard and preserve as confidential all knowledge and information pertaining to the business of the Company obtained by him from any source whatever as a result of his employment with the Company and which is not a matter of public knowledge.

              (b) Executive shall not, except on behalf of the Company, make use of or divulge any of the Company's records, documents, contracts, customer lists, writings, data or other information, whether or not the same is in written or other recorded form.

         Without limiting the generality of the foregoing, it is hereby agreed that the prohibitions contained hereinabove shall be operative with respect to any information or knowledge which may now or hereafter be deemed a trade secret of the Company or information which relates to the Company's personnel; present operations or future planning with respect to suppliers or customers; the contents of any Company manual, practice or procedure, operating, revenue, expense or other statistics; private or public debt or equity financing or concerning any banking, accounting or financial matters; current or future advertising or promotion plans or programs; applications to or matters pending or under the jurisdiction of any regulatory agency or court, including those that are only threatened; any system, program, procedure or administrative operations, including those pertaining to any matter relative to computer operations of any type; information of the type mentioned above or of any other type regarding subsidiaries of the Company; present or future plans for the extension of the present business or the commencement of new business by the Company.

         5.2 ACKNOWLEDGEMENT OF CONFIDENTIAL INFORMATION. Executive hereby acknowledges that he possesses information and knowledge of the type described in Section 5.1 concerning the Company which is not a matter of public knowledge, the release or dissemination of which would cause irreparable harm to the Company, and that the performance of his obligations under this Section 5 are required for the reasonable protection of the Company.

                         SECTION 6. SOURCE OF PAYMENTS

         All payments provided in Section 2 and Section 4 (other than payments made by insurers or third-party payors) shall be paid in cash from the general funds of the Company and its subsidiaries, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. Executive shall have no right, title or interest whatever in or to any investments which the Company may make. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Executive or any other person. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

                        SECTION 7. DECISIONS BY COMPANY

         Any powers granted to the Board hereunder may be exercised by a committee, appointed by the Board, and such committee, if appointed, shall have general responsibility for the administration and interpretation of this Agreement.

                SECTION 8. CONSOLIDATION, MERGER, SALE OF ASSETS

         Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation or party which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such consolidation, merger or transfer of assets and assumption, the term the "Company" as used herein, shall mean such other corporation or party, and this Agreement shall continue in full force and effect.

                           SECTION 9. NON-COMPETITION

         During the term of Executive's employment hereunder and, in the event of termination of Executive's employment for Cause pursuant to Section 3.1(c) or Executive's voluntary termination of employment pursuant to Section 3.1(e), for the twenty-four month period following termination for Cause or Executive's voluntary termination, Executive shall not without the prior written approval of the Board, directly or indirectly, own, manage, operate, join, control or participate in or be connected with, in any countries in which the Company and its subsidiaries currently conduct their business, as an officer, employee, agent, consultant, sales representative, partner, stockholder, or director of any business enterprise which is, directly or indirectly, in competition with the business of the Company or any subsidiary of the Company, as the business of the Company or any said subsidiary may be constituted during the term of employment or at the termination thereof, provided, however, that in no event shall this provision be construed to prevent Executive from engaging in the acquisition, development and sale of real estate. If Executive terminates employment for Good Reason pursuant to clause (vi) of the definition of "Good Reason" in Section 3.1(d) above, Executive shall be bound by the covenant in this Section for the twenty-four month period following Executive's termination of employment for Good Reason.

         Executive recognizes and admits that the Company engages worldwide in the conduct of its business and that the covenant encompassing the countries in which the Company and its subsidiaries currently conduct their business as well as the time limitations contained herein, are reasonably necessary for the protection of the Company's business. Executive further recognizes that the Company's remedy at law for a breach by him of the provisions of this Section will be inadequate. Accordingly, in the event of a breach or threatened breach by Executive of this Section, the Company shall be entitled to injunctive relief in addition to any other remedy it may have.

            SECTION 10. COUNSEL FEES, INDEMNIFICATION AND INSURANCE

         10.1 COUNSEL FEES AND EXPENSES. The Company shall pay, or reimburse Executive, the fees and expenses of Executive's counsel, accountants and consultants for their professional services rendered to Executive in connection with this Agreement and matters related thereto.

         If a claim or dispute arises concerning the rights of Executive under this Agreement, regardless of the party by whom such claim or dispute is initiated, the Company shall, upon presentation of appropriate vouchers, pay all legal expenses, including reasonable attorneys' fees, court costs, and ordinary and necessary out-of-pocket costs of attorneys, billed to and payable by Executive or by anyone claiming under or through Executive, in connection with the bringing, prosecuting, arbitrating, defending, litigating, negotiating, or settling such claim or dispute. In no event shall Executive be required to reimburse the Company for any of the costs or expenses incurred by the Company relating to arbitration or litigation. Pending the outcome or resolution of any claim or dispute, the Company shall continue payment of all amounts due Executive without regard to any dispute.

         10.2 INDEMNIFICATION. The Company shall indemnify and hold Executive harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees incurred by Executive, in connection with the defense of, or as a result of, any action or proceeding (or any appeal from any action or proceeding) in which Executive is made or is threatened to be made a party by reason of the fact that Executive is or was an officer or Director of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company, to procure a judgment in its favor (or other than by or in the right of the Company).

         Notwithstanding anything in the Company's Certificate of Incorporation, the by-laws or this Agreement to the contrary, if so requested by Executive, the Company shall advance (within two business days of such request) any and all Expenses, as hereinafter defined, to Executive ("Expense Advance"), upon the receipt of a written undertaking by or on behalf of Executive to repay such Expense Advance if a judgment or other final adjudication adverse to Executive (as to which all rights of appeal therefrom have been exhausted or lapsed) establishes that Executive, with respect to such Claim, is not eligible for indemnification. A "Claim" shall include any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or other, including without limitation, an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, whether predicated on foreign, federal, state or local law and whether formal or informal. "Expenses" shall include attorneys' fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any indemnifiable event.

         The undertakings of this Section 10.2 are independent of, and shall not be limited to or prejudiced by, the undertakings of Section 10.3.

         10.3 INSURANCE. The Company further represents and warrants that: (i) Executive shall be and continue to be covered and insured up to the maximum limits provided by all insurance which the Company maintains to indemnify its directors and officers (and to indemnify the corporation for any obligations which it incurs as a result of its undertaking to indemnify its officers and directors); and (ii) the Company will maintain such insurance, in not less than its present limits, in effect throughout the term of Executive's employment.

         10.4 CONSISTENCY WITH CHARTER DOCUMENTS. The Company hereby warrants and represents that the undertakings of payment, indemnification and maintenance of insurance set forth in Sections 10.1, 10.2 and 10.3 are not in conflict with the Articles of Incorporation or by-laws of the Company or with any validly existing agreement or other proper corporate action of the Company.

                              SECTION 11. GENERAL

         11.1 EFFECT OF PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company or any predecessor of the Company and Executive, including the Prior Agreement, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided and not expressly provided for in this Agreement.

         11.2 NONASSIGNABILITY; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any right or interest hereunder shall be assignable by Executive, his beneficiaries, dependents or legal representatives without the Company's prior written consent; provided, however, nothing in this Section 11.2 shall preclude (i) Executive from designating a beneficiary to receive any benefit payable hereunder upon his death, (ii) the executors, administrators or other legal representatives of Executive or his estate from assigning any rights hereunder to the person or persons entitled thereto, or (iii) the Company from assigning or delegating any of its benefits or obligations under this Agreement to Helen of Troy Nevada Corporation ("HoT-Nevada"). HoT-Nevada shall be an express third party beneficiary under this Agreement.

         11.3 NO ATTACHMENT. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation in favor of any third party, or to execution, attachment, levy or similar process or assignment by operation of law in favor of any third party, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         11.4 BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of Executive and the Company and their respective heirs, legal representatives and permitted successors and assigns.

         11.5 AMENDMENT OF AGREEMENT. Except for increases in Basic Compensation made as provided in Section 2.1, this Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         11.6 WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         11.7 SEVERABILITY. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall, to the full extent consistent with law continue in full force and effect. If this Agreement is held invalid or cannot be enforced, then to the full extent provided by law any prior agreement or understanding between the Company (or any predecessor thereof) and Executive shall be deemed restated as if this Agreement had not been executed.

         11.8 HEADINGS. The headings of Sections are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         11.9 GOVERNING LAW. This Agreement has been executed and delivered in the State of Texas, and its validity, interpretation, performance and enforcement shall be governed by the laws of Texas, without giving effect to any principles of conflicts of law.

         11.10 NO RIGHT OF SET OFF. In no event shall the Company be entitled to set off or credit against sums payable to Executive under this Agreement any amount due or claimed to be due by Executive to the Company.

         11.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         11.12 SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations and to the extent that any performance is required following termination of this Agreement. Without limiting the foregoing, Sections 2.5, 4.2, 5.1, 9, 10.1 and 10.2 shall expressly survive the termination of this Agreement.

         11.13 WITHHOLDING. All amounts paid pursuant to this Agreement shall be subject to withholding for taxes (federal, state, local or otherwise) to the extent required by applicable law.

         11.14 NOTICES. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed in the United States registered mail, return receipt requested, postage prepaid, as follows:

                                    If to the Company:

                                    Helen of Troy Limited
                                    One Helen of Troy Plaza
                                    El Paso, Texas 79912
                                    Attention: Secretary

                                    If to Executive:

                                    Gerald J. Rubin
                                    c/o Helen of Troy Limited
                                    One Helen of Troy Plaza
                                    El Paso, Texas 79912

         Or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      HELEN OF TROY LIMITED

                                      By:
                                         ------------------------------------

                                      Its:
                                          -----------------------------------



                                      GERALD J. RUBIN


                                      --------------------------------------
                                                 Gerald J. Rubin

         The obligations of Helen of Troy Limited to Executive hereunder are hereby guaranteed by the undersigned subsidiaries of Helen of Troy Limited.

                                      HELEN OF TROY NEVADA CORPORATION

                                      By:
                                         ------------------------------------

                                      Its:
                                          -----------------------------------


                                      HELEN OF TROY LIMITED (BARBADOS)

                                      By:
                                         ------------------------------------

                                      Its:
                                          -----------------------------------




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